Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tony Rose
1st Senior Vice President, Marketing Director
201-794-5828

COLUMBIA FINANCIAL, INC. ANNOUNCES

APPOINTMENT OF JOSEPH F. DEMPSEY

Fair Lawn, NJ, September 17, 2018 — Columbia Financial, Inc. (NASDAQ: CLBK) (the “Company”) announced that Joseph Dempsey has been appointed as Executive Vice President, Head of Commercial Banking for Columbia Bank, the Company’s wholly-owned banking subsidiary (the “Bank”). In that role, Mr. Dempsey will be responsible for the Bank’s Commercial Lending functions, including C&I, SBA, Middle Market Lending, Commercial Real Estate and Construction financing, as well as the Bank’s Business Development division. Mr. Dempsey previously served as New Jersey Market President and Chair of Market Leadership Team, at JP Morgan Chase, where he directed Chase’s middle market operations for the State of New Jersey before moving to Capital One as its Senior Regional Commercial Credit Officer. In that role, he was responsible for Middle Market lending activities in New Jersey, New York, Long Island and Pennsylvania.

“With over 35 years in the industry, Mr. Dempsey is a highly experienced professional who we believe will add enormous value to the growth of our Bank,” said Thomas J. Kemly, President and CEO. “His extensive knowledge of the New Jersey, New York and Pennsylvania markets is important to the expansion of our services.”

Mr. Dempsey holds a Bachelor’s Degree from Dartmouth College and an M.B.A. in Finance from New York University.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. We currently operate 49 full-services banking offices.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its minority public offering; and changes in assumptions used in making such forward-looking statements and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Columbia Financial, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.